UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

August 30, 2024
Date of Report (date of earliest event reported)

NovoCure Limited
(Exact name of registrant as specified in its charter)

Jersey	001-37565		98-1057807
(State or other jurisdiction of incorporation or organization)	(Commission File Number)		(I.R.S. Employer Identification No.)

No. 4 The Forum, Grenville Street	St. Helier	Jersey	JE2 4UF
(Address of Principal Executive Offices)			(Zip Code)
+44 (0) 15 3475 6700
Registrant's telephone number, including area code

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, no par value	NVCR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Resignation of Chief Executive Officer; Transition of Chief Financial Officer; Resignation of Chief Operating Officer

On September 3, 2024, Asaf Danziger, Chief Executive Officer of NovoCure Limited (the “Company”) resigned from that position effective January 1, 2025 and accepted a new role as Senior Advisor, effective January 1, 2025. Mr. Danziger will continue as a Director of the Company. As of the date of this Report, Mr. Danziger and the Company have not entered into any material plan, contract or arrangement in connection with his appointment as a Senior Advisor. The Company will file an amendment to this Report as required once such a plan, contract or arrangement has been entered into.

On September 3, 2024, the Company announced that Ashley Cordova, the Company’s current Chief Financial Officer will become the Company’s Chief Executive Officer, effective January 1, 2025 as more fully described in item 5.02(c) below.

On September 3, 2024, the Company also announced that Wilco Groenhuysen, the Company’s Chief Operating Officer, resigned effective October 1, 2024. Mr. Groenhuysen will serve as a Senior Advisor to the Company, also effective October 1, 2024.

(c) Appointment of New Chief Executive Officer

Appointment of Ashley Cordova as Chief Executive Officer

On September 3, 2024, the Company announced the appointment of Ashley Cordova, age 45, who is currently serving as the Company’s Chief Financial Officer, as the Chief Executive Officer of the Company and its respective direct and indirect subsidiaries and affiliates (together, the “Novocure Group”), effective January 1, 2025. Ms. Cordova will remain the Chief Financial Officer until a replacement is named and appointed.

Ms. Cordova has served as the Company’s Chief Financial Officer since September 2020. Ms. Cordova joined the Company in June 2014 as Director of Global Treasury. In March 2015, she became the Company’s Senior Director, Investor Relations and Global Treasury, and in July 2016, she became the Company’s Vice President, Finance and Investor Relations. Prior to joining Novocure, Ms. Cordova served in various financial roles at Zoetis Inc. from 2012 to 2014 and Pfizer Inc. from 2005 to 2012. Ms. Cordova graduated with a bachelor's degree in music and business from Furman University and earned her International Master of Business Administration from the University of South Carolina.

There are no family relationships between Ms. Cordova and any director or executive officer of the Company. There are no relationships or related person transactions between Ms. Cordova and the Company that would be required to be reported under Item 404(a) of Regulation S-K. As of the date of this Report, Ms. Cordova and the Company have not entered into any material plan, contract or arrangement in connection with her appointment as Chief Executive Officer. The Company will file an amendment to this Report as required once such a plan, contract or arrangement has been entered into.

Item 7.01     Regulation FD Disclosure.

On September 3, 2024, the Company issued a press release announcing the resignations of Asaf Danziger as Chief Executive Officer and Wilhelmus Groenhuysen as Chief Operating Officer, and the appointment of Ashley Cordova as Chief Executive Officer, in addition to other management changes. A copy of the press release is attached to this report as Exhibit 99.1.

Item 8.01    Other Events.

In connection with Mr. Groenhuysen’s acceptance of his new position as Senior Advisor, Mr. Groenhuysen has entered into a new employment agreement with a subsidiary of the Company (the “Groenhuysen Employment Agreement”), effective October 1, 2024, to replace his existing employment agreement, dated as of September 1, 2020. Under the Groenhuysen Employment Agreement, Mr. Groenhuysen’s employment is “at-will” and may be terminated by either Mr. Groenhuysen or us at any time, subject to our obligation to provide severance in certain instances as discussed below. Mr. Groenhuysen's employment agreement terminates at the close of business on April 30, 2026 (the "End Date"), unless sooner terminated in accordance with his agreement. During the term of his agreement, Mr. Groenhuysen will receive $615,000 per year through September 30, 2025 and $120,000 per year through the End Date (the “Base Salary”), subject to adjustment by the Company’s Compensation Committee of the Board of Directors if Mr. Groenhuysen is a full-time employee of another company after January 1, 2025. Upon termination of Mr. Groenhuysen’s employment by the Company without “cause” (but for reasons other than death or “disability”) or resignation by Mr. Groenhuysen for “good reason” (each a “Qualifying Termination”) within 12 months following a change in control, and subject to Mr. Groenhuysen’s execution without revocation of a release of claims, Mr. Groenhuysen will be eligible to receive an amount equal to the sum of 1.5 times his Base Salary times a fraction equal to the number of days remaining from the date of the Qualifying Termination through the End Date divided by the total number of days of the effective date through the End Date, and to the extent he timely elects COBRA continuation coverage and pays the full monthly premiums, a monthly amount equal to the full monthly premium for COBRA continuation coverage for the level of coverage in effect for Mr. Groenhuysen and his eligible dependents as of the date of termination until the earlier of (i) 12 months following the date of termination and (ii) the date Mr. Groenhuysen is eligible for coverage under a subsequent employer’s health plan. Additionally, any share options or other equity awards other than PSUs granted to Mr. Groenhuysen after the effective date of his employment agreement will become fully vested on the date of such termination. Pursuant to his employment agreement, Mr. Groenhuysen is subject to perpetual confidentiality and non-disparagement covenants, as well as non-compete and employee, customer and supplier non-solicit covenants applicable during his employment and for nine months thereafter. The foregoing description of the Groenhuysen Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Groenhuysen Employment Agreement, a copy of which is attached to this report as Exhibit 10.1.

Item 9.01 Financial Statements and Exhibits

(d)    Exhibits

Exhibit No.	Description

10.1	Employment Agreement between Wilhelmus Groenhuysen and Novocure USA LLC effective as of October 1, 2024
99.1	Press Release of NovoCure Limited, dated September 3, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NovoCure Limited
(Registrant)

Date: September 3, 2024

By: /s/ Ashley Cordova
Name: Ashley Cordova
Title: Chief Financial Officer